POWER OF ATTORNEY

The undersigned officers and trustees of Genworth Financial Asset Management Funds (the "Trust") hereby appoint Carrie E. Hansen, Starr E. Frohlich, Regina M. Fink and Simi K. Gill (with full power to each of them to act alone) to act as attorney-in-fact and agent, with power of substitution and re-substitution, for the undersigned in any and all capacities to execute any and all documents relating to the Trust, including, but not limited to, registration statements, amendments to registration statements, proxy solicitation materials, applications and amendments to applications, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Power of Attorney as of this 10th day of March, 2010.

Name	Title

/s/ Gurinder S. Ahluwalia	Trustee
Gurinder S. Ahluwalia

/s/ John A. Fibiger	Trustee
John A. Fibiger

/s/ Dwight M. Jaffee	Trustee
Dwight M. Jaffee

/s/ Douglas A. Paul	Trustee
Douglas A. Paul

/s/ Carrie E. Hansen	President, Principal Executive Officer
Carrie E. Hansen

/s/ Starr E. Frohlich	Treasurer, Principal Financial Officer
Starr E. Frohlich